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                                                                      Exhibit 21
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                         Subsidiaries of Be Free, Inc.
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Be Free Securities Corporation (Massachusetts)
PCX Information Systems, Inc. (Pennsylvania)
FOI, Inc. (Delaware)
Be Free International, Inc. (Delaware)
TriVida Corporation (California)
Be Free France (France)
Be Free Germany GmbH (Germany)
Be Free UK, Ltd. (UK)